Exhibit 5.1

John E. Leach Gregory J. Walch Nicholas J. Santoro Michael E. Kearney J. Douglas Driggs, Jr. Richard F. Holley David G. Johnson Ronald J. Thompson James E. Whitmire, III Steven A. Gibson Daniel L. Schwartz Victoria L. Nelson Michael E. Rowe Javier A. Arguello Lee E. Davis Dean S. Bennett Sean L. Anderson James D. Boyle Brett D. Ekins Santoro, Driggs, Walch, Kearney, Johnson & Thompson Attorneys 400 South Fourth Street, Third Floor Las Vegas, Nevada 89101 TEL (702) 791-0308 FAX (702) 791-1912 Writer’s email: jdriggs@nevadafirm.com Kirby C. Gruchow, Jr. Angela K. Rock Andrew J. Glendon Oliver J. Pancheri Brian W. Boschee Michelle D. Briggs Bryce K. Earl Ogonna M. Atamoh Jennifer K. Craft Byron E. Thomas Jennifer L. Harding Ben West Michael F. Lynch Ryan T. Schultz R. Michael Blakley Stella B. Dorman Tracy A. Gallegos OF COUNSEL: Anthony A. Zmaila Charles L. Titus

November 15, 2004

Community Bancorp
400 South 4th Street, Suite 215
Las Vegas, Nevada 89101

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel to Community Bancorp, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale from time to time of up to 2,500,000 shares of common stock of the Company (the “Shares”) by the Company and certain selling shareholders to be named in the Registration Statement.

     As special counsel to the Company, we have reviewed the following documents, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed:

1.	The Registration Statement;

2.	Revolution of the Company’s Board of Directors that, among other things, authorized a five-for-one stock split and further authorized amending the Company’s Articles of Incorporation to increase the number of authorized stock to 10,000,000;

3.	Resolution of the Company’s Board of Directors that, among other things, authorized the Company to take steps necessary to offer the Shares to the public via the Nasdaq national exchange;

Community Bancorp
November 12, 2004

4.	Resolution of the Company’s Board of Directors that, among other things, qualified certain Directors as independent for purposes of compliance with Nasdaq listing standards and the Sarbanes-Oxley Act; and

5.	Other instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

     In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

     Based upon the foregoing and the other assumptions contained herein, it is the opinion of the undersigned that the Shares to be sold by the Company and the selling shareholders pursuant to the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

     The opinion above is limited in all respects to the laws of the State of Nevada and the laws of the United States of America which are in our experience normally applicable to the type of transaction contemplated by the Registration Statement, without our having made any special investigation as to the applicability of any specified law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

     This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other persons, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement which is being filed by this Company in connection with the registration of the Shares under the Securities Act.

Very truly yours,

SANTORO, DRIGGS, WALCH, KEARNEY, JOHNSON & THOMPSON

J. Douglas Driggs, Jr., Esq.